Exhibit 99.1

PEBBLEBROOK HOTEL TRUST REPORTS 2025 RESULTS AND PROVIDES 2026 OUTLOOK

2025 FINANCIAL RESULTS
▪Net loss: ($62.2) million, which includes $48.9 million of impairment charges from hotel dispositions
▪Same-Property Hotel EBITDA: $348.2 million, $2.2 million over the midpoint of the Company’s outlook
▪Adjusted EBITDAre: $342.5 million, $6.0 million above the outlook’s midpoint
▪Adjusted FFO per diluted share: $1.58, $0.05 above the outlook’s midpoint

Q4 HOTEL OPERATING RESULTS & TRENDS
▪Operating outperformance vs. Q4 2024: Same-Property Hotel EBITDA +3.9% to $64.6 million; Adjusted EBITDAre +11.1% to $69.7 million; Adjusted FFO per diluted share +35.0% to $0.27, partly benefiting from a reduced share count from share buybacks.
▪Total Revenue Outpaced RevPAR: Same-Property Total RevPAR of +2.9% exceeded expectations, with RevPAR +1.2%, driven by occupancy gains, healthy weekend demand growth, especially at urban hotels, and continued strong out-of-room revenue growth of +5.5%.
▪Resorts Resilient; Urban Markets Balanced Despite Government-Related Disruption: Resort Total RevPAR +4.9%, reflecting solid demand and stronger food & beverage performance; Urban Total RevPAR +1.7%, despite the government shutdown.

CAPITAL INVESTMENTS, PORTFOLIO UPDATES, & BALANCE SHEET
▪Capital Investments: $22.7 million in Q4; $74.6 million for the full year.
▪Dispositions: Completed two hotel sales in Q4, totaling $116.3 million of proceeds; $100 million of net proceeds used to reduce outstanding debt.
▪Refinanced and Extended Near-Term Maturities: Closed a new $450.0 million unsecured term loan, with a maturity of 2031, repaying $360.0 million 2027 term loan; also repaid the Margaritaville Hollywood Beach Resort mortgage.
▪Balance Sheet: Following recent debt paydowns, approximately $150 million in cash and restricted cash on hand, a sector-low 4.1% weighted-average interest rate, and net debt to trailing 12-month corporate EBITDA declined to 5.9x.

2026 OUTLOOK	▪Net income/(loss): ($10.4) to $3.6 million ▪Same-Property Total RevPAR Growth Rate: 2.25% to 4.25% ▪Adjusted EBITDAre: $325.0 to $339.0 million ▪Adjusted FFO per diluted share: $1.50 to $1.62
Note: See tables later in this press release for a description of Same-Property information and reconciliations from net income/(loss) to non-
GAAP financial measures used in the table above and elsewhere in this press release. The sector-low weighted average interest rate is based on Pebblebrook’s analysis of EDGAR filings to date for all listed lodging REITs.

“
In 2025, our portfolio benefited from a continuing recovery in several urban markets and resilient leisure demand throughout the portfolio. At the same time, it was a volatile and uneven year—shaped by significant headwinds, including macro uncertainty, policy-related disruption, a government shutdown, and market-specific events that reduced performance and, in several markets, limited pricing power.
‘Despite these challenges, our teams responded with focus and discipline. We prioritized building occupancy, increasing group mix in many markets and continuing to grow out-of-room revenues. Just as importantly, we limited expense growth to an exceptionally low level through our strategic operating efficiency initiatives, positioning us to expand margins and grow profitability as hotel demand recovers and the economy strengthens.
‘Performance across the portfolio was mixed, but the direction improved. San Francisco, Chicago, and Portland led the recovery, while San Diego and Washington, DC were challenged by government disruptions and weaker convention and government-related demand. Los Angeles was our most challenging market in 2025 due to the impact of early-year wildfires and other significant local disruptions.
‘Looking ahead to 2026, we are cautiously optimistic. The year sets up as extremely promising, with forecasts of healthy economic growth, a very constructive holiday calendar, a uniquely favorable schedule of major leisure events across many of our markets, and easy comparisons in Los Angeles and Washington, DC. Yet we remain mindful of macroeconomic and policy uncertainty that could negatively affect demand, as it did in 2025. We believe hotel demand will re-correlate with economic growth, aligning with its long-term historical relationship, and supply growth is extremely limited and a non-factor. We remain focused on operational execution, efficiency initiatives, selective additional property dispositions and using these proceeds and substantial free cash flow to reduce leverage and repurchase our shares at significant discounts to NAV.”
-Jon E. Bortz, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust

Fourth Quarter and Year-to-Date Highlights

	Fourth Quarter			Twelve months ended December 31,
Same-Property and Corporate Highlights	2025	2024	Var	2025	2024	Var
	($ in millions except per share and RevPAR data)
Net income/(loss)	($17.0)	($49.8)	NM	($62.2)	$0.0	NM
Same-Property RevPAR(1,2)	$197	$195	1.2%	$213	$214	(0.4%)
Excluding LA properties(1,3)				$216	$214	0.8%
Same-Property Total RevPAR(1,2)	$321	$312	2.9%	$339	$336	1.1%
Excluding LA properties(1,3)				$347	$340	2.2%
Same-Property Room Revenues(1,2)	$196.8	$194.4	1.2%	$898.7	$905.0	(0.7%)
Same-Property Total Revenues(1,2)	$321.0	$312.0	2.9%	$1,429.1	$1,417.6	0.8%
Same-Property Total Expenses(1,2)	$256.4	$249.9	2.6%	$1,081.0	$1,049.8	3.0%
Excluding RE Tax Credits Q2 ’24(1,2)				$1,081.0	$1,057.8	2.2%
Same-Property Hotel EBITDA(1,2)	$64.6	$62.2	3.9%	$348.2	$367.8	(5.3%)
Adjusted EBITDAre(1)	$69.7	$62.7	11.1%	$342.5	$359.2	(4.7%)
Adjusted FFO(1)	$31.1	$23.9	30.2%	$187.4	$204.3	(8.3%)
Adjusted FFO per diluted share(1)	$0.27	$0.20	35.0%	$1.58	$1.68	(6.0%)

NM = Not Meaningful

(1)See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDA for Real Estate (“EBITDAre”), Adjusted EBITDAre, Funds from Operations (“FFO”), FFO per diluted share, Adjusted FFO, and Adjusted FFO per diluted share.

(2)Includes information for all hotels the Company owned as of December 31, 2025, except for the following:
■Newport Harbor Island Resort is excluded from Q1 and Q2.
■LaPlaya Beach Resort & Club is excluded from Q4.
■Montrose at Beverly Hills is included in Q1, Q2, and Q3, only, due to its subsequent sale.
■The Westin Michigan Avenue Chicago is included in Q1, Q2, and Q3, only, due to its subsequent sale.

(3)Includes information for all hotels the Company owned as of December 31, 2025, except for the following:
■Newport Harbor Island Resort is excluded from Q1 and Q2.
■LaPlaya Beach Resort & Club is excluded from Q4.
■Montrose at Beverly Hills is included in Q1, Q2, and Q3, only, due to its subsequent sale.
■The Westin Michigan Avenue Chicago is included in Q1, Q2, and Q3, only, due to its subsequent sale.
■LA Properties for Q1 and Q2: Chamberlain West Hollywood Hotel, Hotel Palomar Los Angeles Beverly Hills, Hotel Ziggy, Hyatt Centric Delfina Santa Monica, Le Parc at Melrose, Mondrian Los Angeles, Montrose at Beverly Hills, Viceroy Santa Monica Hotel, and W Los Angeles – West Beverly Hills.

“Fourth quarter Same-Property Total Revenues grew 2.9% while expenses increased 2.6%, supporting modest margin expansion for the first time in 2025—an encouraging trend as demand continues to recover heading into 2026,” said Mr. Bortz. “Leisure transient customers outperformed our expectations, with fourth quarter weekend occupancies up 3.6% for the portfolio, and rising nearly 4.0% for the urban hotels, versus the prior year. This outperformance reflects both the strength of our upscale and luxury customer base, which has remained resilient amid economic uncertainty, and the leisure customers’ return to the cities.”
The Company’s fourth quarter results were further bolstered by an exceptionally strong rebound in San Francisco, which experienced strengthening in all demand segments, including business transient, group, convention, and leisure. The market is quickly regaining momentum and confidence, with pricing power just beginning to re-emerge.

                                                Page 2

“For the full year, our San Francisco hotels increased RevPAR by 17.5% and grew Hotel EBITDA by 58.5%, with fourth quarter RevPAR climbing by an impressive 37.9%,” continued Mr. Bortz. “We believe the recovery in San Francisco has a long runway, supported by limited new supply and robust economic growth, and we expect our hotels to be an increasingly meaningful contributor over the next several years, particularly given favorable convention bookings and pace, continued strength in AI-and tech-driven transient and group demand, and an ongoing recovery in leisure demand.”
Across the portfolio, the Company expects a stronger major-events calendar and improving demand in its urban markets to drive revenue and profitability growth in 2026. As revenues rebuild, Pebblebrook remains focused on expanding margins through continued disciplined cost control and a broad set of efficiency initiatives at both the property level and the corporate platform—supporting improved profitability and free cash flow. Same-Property EBITDA margins are forecasted to expand in 2026, as reflected in the Company’s Outlook. While Los Angeles and Washington, DC experienced market-specific disruptions that weighed on reported results in 2025, the underlying trend across the Company’s urban portfolio improved as the year progressed, and the resorts remained resilient.
“We’re bringing the same operating efficiency discipline we’ve applied at the property level to our corporate platform,” said Raymond D. Martz, Co-President and Chief Financial Officer. “Through a streamlined organizational structure, lower run-rate operating costs, and targeted process improvements supported by automation, we expect 2026 corporate cash general and administrative expenses to be modestly lower versus 2025. These actions reflect a more scalable platform—including an approximately 10% reduction in corporate staffing levels—and should increase free cash flow available for high-return capital allocation.”
Update on LaPlaya Recovery from Named Storms
The full restoration of LaPlaya Beach Resort & Club (“LaPlaya”), a 193-room luxury waterfront resort in Naples, Florida, was completed late in the second quarter following damage sustained from Hurricanes Helene and Milton in late 2024. In the third and fourth quarters, the Company undertook and completed significant targeted physical improvements to further strengthen the resort’s resilience against future weather events.
LaPlaya is included in Same-Property results for the first three quarters of 2025 and excluded from the fourth quarter for both 2025 and 2024 due to the impact of the 2024 storms. The Company recognized $3.1 million of business interruption (“BI”) insurance income in the fourth quarter, $1.1 million above its $2.0 million outlook, bringing the full-year BI insurance recovery to $12.7 million. This income contributes to Adjusted EBITDAre and Adjusted FFO, but is excluded from Same-Property Hotel EBITDA.
LaPlaya generated $24.5 million of Hotel EBITDA in 2025 despite significant construction disruption. Combined with the BI insurance income, the resort produced $37.2 million in Adjusted EBITDAre for the year. With the 2024 property and BI insurance hurricane claims now fully settled, no further BI insurance income is expected in 2026. Based on the Company’s 2026 Outlook, LaPlaya is forecasted to generate $28.0 to $30.0 million of Same-Property Hotel EBITDA and will be included in Same-Property results for all four quarters.
Update on Strategic Dispositions
The Company successfully completed two hotel sales in 2025, generating $116.3 million of gross proceeds, despite a challenging environment that limited industry transaction activity. These dispositions reduced exposure to Chicago and Los Angeles, lowered future capital requirements, and enabled the Company to redeploy proceeds toward debt reduction and accretive common and preferred share repurchases.
Proceeds from the dispositions were used to reduce outstanding debt by $100 million, repurchase $5 million of liquidation preference preferred securities outstanding, and support broader balance sheet strengthening and shareholder value initiatives.
Capital Investments and Strategic Property Redevelopments
During the fourth quarter, the Company invested $22.7 million in capital improvements across its portfolio, and in 2025, it invested $74.6 million. With the bulk of its multi-year $525 million strategic redevelopment program now complete, Pebblebrook has transitioned into a lower, more normalized level of annual capital investments. For 2026, the Company anticipates investing $65 to $75 million into the portfolio. This lower, normalized capital run-rate is an important tailwind in 2026, supporting higher discretionary free cash flow for debt reduction and opportunistic share repurchases.

                                                Page 3

Newport Harbor Island Resort continued its post-redevelopment ramp in 2025, its first full year of operations, with Total RevPAR increasing 38.5% and Hotel EBITDA growing $9.3 million to $17.7 million versus the pre-renovation period of the 12 months ending September 2023—illustrating the growth towards stabilization the Company expects to continue in 2026. In addition, other recently redeveloped properties, including Estancia La Jolla Hotel & Spa and Jekyll Island Club Resort among others, are also gaining share and improving profitability.
Balance Sheet and Share Repurchases
As of December 31, 2025, the Company held $196.2 million in cash, cash equivalents, and restricted cash, with $642 million of available capacity on its $650 million senior unsecured revolving credit facility. Additionally, net debt to trailing 12-month corporate EBITDA was 5.9x, and the fixed charge ratio was 1.8x.
On February 11, 2026, the Company closed on a new $450 million term loan, maturing in February 2031, with $360 million borrowed and $90 million available to be drawn through December 15, 2026. Concurrently, the Company paid off its $360 million term loan maturing October 2027 and the remaining $40 million mortgage related to the Margaritaville Hollywood Beach Resort. The $90 million delayed draw term loan, along with anticipated cash on hand at maturity, is intended to fund the remaining balance of the Company’s 1.75% Convertible Notes due December 2026. Outside of the December 2026 convertible notes, the Company has no significant debt maturities until 2028.
Currently, the Company’s consolidated debt and convertible notes bear an estimated 4.1% weighted-average interest rate and a weighted-average debt maturity of 3.1 years, with 98% effectively fixed at 4.1% and approximately 98% unsecured.
Throughout 2025, the Company repurchased 6.3 million common shares at an average price of $11.37 per share. Since October 2022, the Company has repurchased nearly 18.5 million common shares—approximately 14% of outstanding shares—at an average price of $13.37, representing a 43% discount to the midpoint of the Company’s most recently published NAV per share.
During the year, the Company also repurchased 0.5 million preferred shares at an attractive 24.3% average discount to liquidation preference, reducing total outstanding preferred equity securities to $754.3 million.
Common and Preferred Dividends
On December 15, 2025, the Company declared a quarterly cash dividend of $0.01 per share on its common shares and a regular quarterly cash dividend for the following preferred shares of beneficial interest:
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share;
▪$0.39375 per 6.3% Series F Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series G Cumulative Redeemable Preferred Share; and
▪$0.35625 per 5.7% Series H Cumulative Redeemable Preferred Share.
Update on Curator Hotel & Resort Collection
Curator Hotel & Resort Collection (“Curator”) is a global alliance of experiential, independent lifestyle hotels and resorts, founded by Pebblebrook in partnership with leading independent operators. As of December 31, 2025, Curator included 91 member properties and 121 preferred vendor agreements, providing members with advantageous pricing, enhanced contract terms, and early access to innovative technologies, including AI and robotics. These benefits also extend across Pebblebrook’s portfolio. Curator’s mission is to strengthen independent hotels through best-in-class agreements, shared services, and technology that enhances performance and elevates the guest experience.
2026 Outlook
The Company’s 2026 Outlook assumes no acquisitions or dispositions and reflects a base-case operating environment. The Outlook excludes the impact of macroeconomic deterioration, significant policy shocks, major weather events (except for Winter Storm Fern), and federal government shutdowns. Preliminary January Same-Property RevPAR growth is estimated at 4.6%, reflecting favorable demand, despite the negative year-over-year loss of the Inauguration and the winter storm impact. February Same-Property RevPAR growth is trending significantly higher than January’s growth. All properties owned as of December 31, 2025, are incorporated into the Same-Property portfolio for 2026 and 2025.

                                                Page 4

The Company’s 2026 Outlook is as follows:
	2026 Outlook
	As of 2/25/26
	($ in millions, except per share data)
	Low	High
Net income/(loss)	($10.4)	$3.6
Adjusted EBITDAre	$325.0	$339.0
Adjusted FFO	$173.5	$187.5
Adjusted FFO per diluted share	$1.50	$1.62
Free Cash Flow (Adjusted FFO less capital investments & common dividends)	$104.0	$108.0

This 2026 Outlook is based, in part, on the following estimates and assumptions:
	2026 Outlook
	As of 2/25/26
	($ in millions)
	Low	High
U.S. Hotel Industry RevPAR Growth Rate	0.0%	2.0%
Same-Property RevPAR variance vs. 2025	2.0%	4.0%
Same-Property Total RevPAR variance vs. 2025	2.25%	4.25%

Same-Property Total Revenue variance vs. 2025	2.3%	4.3%
Same-Property Total Expense variance vs. 2025	2.3%	3.7%

Same-Property Hotel EBITDA	$358.0	$372.0
Same-Property Hotel EBITDA variance vs. 2025	2.1%	6.0%

The Company’s Q1 2026 Outlook is as follows:

	Q1 2026 Outlook
	As of 2/25/26
	($ in millions, except per share data)
	Low	High
Net income/(loss)	($20.3)	($16.3)
Adjusted EBITDAre	$60.0	$64.0
Adjusted FFO	$22.5	$26.5
Adjusted FFO per diluted share	$0.19	$0.23

This Q1 2026 Outlook is based, in part, on the following estimates and assumptions:
	Q1 2026 Outlook
	As of 2/25/26
	($ in millions, except RevPAR data)
	Low	High
Same-Property RevPAR	$208	$210
Same-Property RevPAR variance vs. 2025	7.5%	9.0%
Same-Property Total RevPAR variance vs. 2025	6.0%	7.5%

Same-Property Total Revenue variance vs. 2025	6.0%	7.5%
Same-Property Total Expense variance vs. 2025	5.3%	5.6%

Same-Property Hotel EBITDA	$70.0	$74.0
Same-Property Hotel EBITDA variance vs. 2025	8.7%	14.9%

                                                Page 5

Fourth Quarter 2025 Earnings Call
The Company will conduct its quarterly analyst and investor conference call on Thursday, February 26, 2026, beginning at 9:00 AM ET. Please dial (877) 407-3982 approximately ten minutes before the call begins to participate. A live webcast of the conference call will also be available through the Investor Relations section of www.pebblebrookhotels.com. To access the webcast, click on https://investor.pebblebrookhotels.com/news-and-events/webcasts/default.aspx ten minutes before the conference call. A replay of the conference call webcast will be archived and available online.
About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels and resorts in the United States. The Company owns 44 hotels and resorts, totaling approximately 11,000 guest rooms across 13 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow @PebblebrookPEB.
This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook,” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts, and other forward-looking information and estimates. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future capital investment projects, operations, or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For further information about the Company’s business and financial results, please refer to the "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.
All information in this press release is as of February 25, 2026. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###
Contact:
Raymond D. Martz, Co-President and Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit www.pebblebrookhotels.com

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Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	December 31, 2025	December 31, 2024

ASSETS
Assets:
Investment in hotel properties, net	$5,023,457	$5,319,029
Cash and cash equivalents	184,185	206,650
Restricted cash	12,018	10,941
Hotel receivables (net of allowance for doubtful accounts of $241 and $439, respectively)	34,184	39,125
Prepaid expenses and other assets	94,330	117,593
Total assets	$5,348,174	$5,693,338

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$—	$—
Unsecured term loans, net of unamortized deferred financing costs	897,708	910,596
Convertible senior notes, net of unamortized debt premium and deferred financing costs	739,809	748,176
Unsecured senior notes, net of unamortized deferred financing costs	393,670	394,424
Mortgage loans, net of unamortized deferred financing costs	92,905	193,536
Accounts payable, accrued expenses and other liabilities	199,631	222,230
Lease liabilities - operating leases	333,068	320,741
Deferred revenues	104,900	92,347
Accrued interest	12,106	11,549
Distribution payable	11,639	11,865
Total liabilities	2,785,436	2,905,464
Commitments and contingencies
Shareholders' Equity:
Preferred shares of beneficial interest, $.01 par value (liquidation preference $676,724 and $690,000 at December 31, 2025 and December 31, 2024, respectively), 100,000,000 shares authorized; 27,068,962 and 27,600,000 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	271	276
Common shares of beneficial interest, $.01 par value, 500,000,000 shares authorized; 113,188,134 and 119,285,394 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	1,132	1,193
Additional paid-in capital	3,969,875	4,072,265
Accumulated other comprehensive income (loss)	605	16,550
Distributions and retained deficit	(1,503,262)	(1,392,860)
Total shareholders' equity	2,468,621	2,697,424
Non-controlling interests	94,117	90,450
Total equity	2,562,738	2,787,874
Total liabilities and equity	$5,348,174	$5,693,338

                                                Page 7

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
	(Unaudited)
Revenues:
Room	$210,943	$207,715	$920,166	$922,348
Food and beverage	99,832	93,756	388,375	372,369
Other operating	38,243	36,129	167,003	158,592
Total revenues	$349,018	$337,600	$1,475,544	$1,453,309
Expenses:
Hotel operating expenses:
Room	$63,174	$62,128	$259,863	$250,875
Food and beverage	72,142	70,450	280,379	273,731
Other direct and indirect	110,224	107,692	445,350	436,397
Total hotel operating expenses	245,540	240,270	985,592	961,003
Depreciation and amortization	54,869	57,480	227,659	229,531
Real estate taxes, personal property taxes, property insurance, and ground rent	30,709	33,502	133,364	126,183
General and administrative	11,682	12,144	49,474	48,081
Impairment	2,374	46,238	48,871	48,146
Business interruption insurance income and gain on insurance settlement	(6,003)	(30,234)	(17,422)	(48,574)
Other operating expenses	992	830	4,208	4,913
Total operating expenses	340,163	360,230	1,431,746	1,369,283
Operating income (loss)	8,855	(22,630)	43,798	84,026
Interest expense	(28,738)	(30,147)	(103,333)	(112,432)
Other	1,540	1,458	3,596	2,794
Income (loss) before income taxes	(18,343)	(51,319)	(55,939)	(25,612)
Income tax (expense) benefit	1,361	1,471	(6,291)	25,628
Net income (loss)	(16,982)	(49,848)	(62,230)	16
Net income (loss) attributable to non-controlling interests	871	637	3,581	4,258
Net income (loss) attributable to the Company	(17,853)	(50,485)	(65,811)	(4,242)
Distributions to preferred shareholders	(10,442)	(10,631)	(42,316)	(42,525)
Repurchase of preferred shares	2,092	—	2,404	—
Net income (loss) attributable to common shareholders	$(26,203)	$(61,116)	$(105,723)	$(46,767)

Net income (loss) per share available to common shareholders, basic	$(0.23)	$(0.51)	$(0.90)	$(0.39)
Net income (loss) per share available to common shareholders, diluted	$(0.23)	$(0.51)	$(0.90)	$(0.39)
Weighted-average number of common shares, basic	113,237,850	119,285,394	117,027,594	119,774,655
Weighted-average number of common shares, diluted	113,237,850	119,285,394	117,027,594	119,774,655

                                                Page 8

Considerations Regarding Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

EBITDA for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with Nareit guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted FFO and Adjusted EBITDAre because it believes that adjusting FFO and EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO and Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders and EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted FFO and Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Early extinguishment of debt and deferred tax benefit: The Company excludes these items because the Company believes that including these adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company and its hotels.
- Gain on insurance settlement, amortization of share-based compensation expense, hurricane-related costs and unrealized loss on investment: The Company excludes these items because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company presents weighted-average number of basic and fully diluted common shares and units by excluding the dilutive effect of shares issuable upon conversion of convertible debt.

The Company’s presentation of FFO and Adjusted FFO should not be considered as alternatives to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s presentation of EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

                                                Page 9

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Net income (loss)	$(16,982)	$(49,848)	$(62,230)	$16
Adjustments:
Real estate depreciation and amortization	54,812	57,423	227,427	229,230
Impairment	2,374	46,238	48,871	48,146
FFO	$40,204	$53,813	$214,068	$277,392
Distribution to preferred shareholders and unit holders	(11,606)	(11,796)	(46,973)	(47,182)
Repurchase of preferred shares	2,092	—	2,404	—
FFO available to common share and unit holders	$30,690	$42,017	$169,499	$230,210
Transaction costs	106	—	200	44
Non-cash ground rent on operating and finance leases	1,741	1,863	7,191	7,476
Management/franchise contract transition costs	7	91	12	163
Interest expense adjustment for acquired liabilities	314	220	1,031	1,110
Finance lease adjustment	763	753	3,036	2,995
Non-cash amortization of acquired intangibles	(321)	(482)	(1,711)	(1,927)
Gain on insurance settlement	(2,927)	(24,824)	(4,747)	(24,824)
Early extinguishment of debt	913	2,247	(6,472)	3,781
Amortization of share-based compensation expense	3,455	3,519	13,717	13,602
Repurchase of preferred shares	(2,092)	—	(2,404)	—
Hurricane-related costs	—	—	—	183
Deferred tax provision (benefit)	(1,543)	(1,507)	4,197	(28,483)
Unrealized loss on investment	—	—	3,900	—
Adjusted FFO available to common share and unit holders	$31,106	$23,897	$187,449	$204,330

FFO per common share - basic	$0.27	$0.35	$1.43	$1.91
FFO per common share - diluted	$0.27	$0.35	$1.43	$1.90
Adjusted FFO per common share - basic	$0.27	$0.20	$1.59	$1.69
Adjusted FFO per common share - diluted	$0.27	$0.20	$1.58	$1.68

Weighted-average number of basic common shares and units	114,408,572	120,296,522	118,198,316	120,785,783
Weighted-average number of fully diluted common shares and units	114,998,044	120,709,955	118,780,855	121,274,346

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

                                                Page 10

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Same-Property Hotel EBITDA
($ in thousands)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Net income (loss)	$(16,982)	$(49,848)	$(62,230)	$16
Adjustments:
Interest expense	28,738	30,147	103,333	112,432
Income tax expense (benefit)	(1,361)	(1,471)	6,291	(25,628)
Depreciation and amortization	54,869	57,480	227,659	229,531
EBITDA	$65,264	$36,308	$275,053	$316,351
Impairment	2,374	46,238	48,871	48,146
EBITDAre	$67,638	$82,546	$323,924	$364,497
Transaction costs	106	—	200	44
Non-cash ground rent on operating and finance leases	1,741	1,863	7,191	7,476
Management/franchise contract transition costs	7	91	12	163
Non-cash amortization of acquired intangibles	(321)	(482)	(1,711)	(1,927)
Gain on insurance settlement	(2,927)	(24,824)	(4,747)	(24,824)
Amortization of share-based compensation expense	3,455	3,519	13,717	13,602
Hurricane-related costs	—	—	—	183
Unrealized loss on investment	—	—	3,900	—
Adjusted EBITDAre	$69,699	$62,713	$342,486	$359,214
Business interruption insurance income	(3,076)	(5,411)	(12,675)	(23,751)
Corporate general and administrative and other expenses	7,366	7,522	31,372	35,087
Hotel EBITDA from non-same-property hotels	(9,385)	(2,650)	(13,026)	(2,753)
Same-Property Hotel EBITDA	$64,604	$62,174	$348,157	$367,797

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

                                                Page 11

Pebblebrook Hotel Trust
Reconciliation of Q1 2026 and Full Year 2026 Outlook Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ending March 31, 2026		Year ending December 31, 2026
	Low	High	Low	High

Net income (loss)	$(20)	$(16)	$(10)	$4
Adjustments:
Real estate depreciation and amortization	52	52	204	204
Impairment	—	—	—	—
FFO	$32	$36	$194	$208
Distribution to preferred shareholders and unit holders	(12)	(12)	(46)	(46)
Repurchase of preferred shares	—	—	—	—
FFO available to common share and unit holders	$20	$24	$148	$162
Non-cash ground rent on operating and finance leases	2	2	7	7
Amortization of share-based compensation expense	2	2	10	10
Other	(1)	(1)	9	9
Adjusted FFO available to common share and unit holders	$23	$27	$174	$188

FFO per common share - diluted	$0.17	$0.21	$1.28	$1.40
Adjusted FFO per common share - diluted	$0.19	$0.23	$1.50	$1.62

Weighted-average number of fully diluted common shares and units	115.7	115.7	115.8	115.8

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

                                                Page 12

Pebblebrook Hotel Trust
Reconciliation of Q1 2026 and Full Year 2026 Outlook Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending March 31, 2026		Year ending December 31, 2026
	Low	High	Low	High

Net income (loss)	$(20)	$(16)	$(10)	$4
Adjustments:
Interest expense and income tax expense	24	24	114	114
Depreciation and amortization	52	52	204	204
EBITDA	$56	$60	$308	$322
Impairment	—	—	—	—
EBITDAre	$56	$60	$308	$322
Non-cash ground rent on operating and finance leases	2	2	7	7
Amortization of share-based compensation expense	2	2	10	10
Other	—	—	—	—
Adjusted EBITDAre	$60	$64	$325	$339

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

                                                Page 13

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024

Same-Property Occupancy	69.0%	67.1%	72.4%	70.7%
2025 vs. 2024 Increase/(Decrease)	2.8%		2.3%

Same-Property ADR	$285.73	$290.25	$294.96	$303.14
2025 vs. 2024 Increase/(Decrease)	(1.6%)		(2.7%)

Same-Property RevPAR	$197.06	$194.66	$213.49	$214.42
2025 vs. 2024 Increase/(Decrease)	1.2%		(0.4%)

Same-Property Total RevPAR	$321.37	$312.43	$339.48	$335.88
2025 vs. 2024 Increase/(Decrease)	2.9%		1.1%

Notes:
For the three months ended December 31, 2025, the above table of hotel operating statistics includes information from all hotels owned as of December 31, 2025, except for the following:
  • LaPlaya Beach Resort & Club is excluded from Q4.

For the twelve months ended December 31, 2025, the above table of hotel operating statistics includes information from all hotels owned as of December 31, 2025, except for the following:
  • Newport Harbor Island Resort is excluded from Q1 and Q2.
  • LaPlaya Beach Resort & Club is excluded from Q4.
  • Montrose at Beverly Hills is included in Q1, Q2, and Q3, only, due to its subsequent sale.
  • The Westin Michigan Avenue Chicago is included in Q1, Q2, and Q3, only, due to its subsequent sale.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

                                                Page 14

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

	Three months ended December 31,	Twelve months ended December 31,
	2025	2025
Same-Property RevPAR variance to 2024:
San Francisco	37.9%	17.5%
Other Resort Markets	8.7%	4.2%
Portland	6.6%	4.5%
Southern Florida/Georgia	3.2%	1.7%
Chicago	2.9%	3.3%
Los Angeles	0.8%	(10.7%)
Boston	(0.7%)	(1.4%)
San Diego	(11.2%)	(3.1%)
Washington DC	(16.1%)	(5.5%)

Urban	1.4%	(1.0%)
Resorts	0.7%	0.8%
Notes:
For the three months ended December 31, 2025, the above table of hotel operating statistics includes information from all hotels owned as of December 31, 2025, except for the following:
  • LaPlaya Beach Resort & Club is excluded from Q4.

For the twelve months December 31, 2025, the above table of hotel operating statistics includes information from all hotels owned as of December 31, 2025, except for the following:
  • Newport Harbor Island Resort is excluded from Q1 and Q2.
  • LaPlaya Beach Resort & Club is excluded from Q4.
  • Montrose at Beverly Hills is included in Q1, Q2, and Q3, only, due to its subsequent sale.
  • The Westin Michigan Avenue Chicago is included in Q1, Q2, and Q3, only, due to its subsequent sale.

"Other Resort Markets" includes:
Columbia River Gorge, WA, Santa Cruz, CA, and Newport, RI.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

                                                Page 15

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024

Same-Property Revenues:
Room	$196,811	$194,413	$898,716	$904,965
Food and beverage	91,185	86,699	373,489	362,461
Other	32,960	30,923	156,903	150,134
Total hotel revenues	320,956	312,035	1,429,108	1,417,560

Same-Property Expenses:
Room	$59,224	$57,736	$253,863	$245,189
Food and beverage	66,032	65,208	270,718	266,570
Other direct	7,911	7,513	34,964	34,297
General and administrative	27,971	26,745	117,381	116,287
Information and telecommunication systems	5,217	5,012	21,732	21,035
Sales and marketing	25,728	24,546	107,908	106,276
Management fees	8,581	8,244	39,620	40,227
Property operations and maintenance	13,586	12,733	55,811	53,315
Energy and utilities	10,133	9,855	43,732	42,844
Property taxes	16,003	15,761	69,685	59,502
Other fixed expenses	15,966	16,508	65,537	64,221
Total hotel expenses	256,352	249,861	1,080,951	1,049,763

Same-Property EBITDA	$64,604	$62,174	$348,157	$367,797

Same-Property EBITDA Margin	20.1%	19.9%	24.4%	25.9%

Notes:
For the three months ended December 31, 2025, the above table of hotel operating statistics includes information from all hotels owned as of December 31, 2025, except for the following:
  • LaPlaya Beach Resort & Club is excluded from Q4.

For the twelve months ended December 31, 2025 and 2024, the above table of hotel operating statistics includes information from all hotels owned as of December 31, 2025, except for the following:
  • Newport Harbor Island Resort is excluded from Q1 and Q2.
  • LaPlaya Beach Resort & Club is excluded from Q4.
  • Montrose at Beverly Hills is included in Q1, Q2, and Q3, only, due to its subsequent sale.
  • The Westin Michigan Avenue Chicago is included in Q1, Q2, and Q3, only, due to its subsequent sale.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

                                                Page 16

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	76%	87%	86%	77%	82%
ADR	$256	$279	$277	$254	$267
RevPAR	$195	$241	$239	$196	$218

Hotel Revenues	$286.2	$357.0	$353.8	$303.5	$1,300.5
Hotel EBITDA	$75.9	$127.0	$120.5	$82.1	$405.5
Hotel EBITDA Margin	26.5%	35.6%	34.1%	27.1%	31.2%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2024	2024	2024	2024	2024

Occupancy	62%	76%	78%	67%	71%
ADR	$305	$313	$313	$290	$306
RevPAR	$189	$238	$245	$195	$217

Hotel Revenues	$287.8	$361.8	$373.7	$312.0	$1,335.3
Hotel EBITDA	$61.9	$114.1	$105.5	$62.2	$343.6
Hotel EBITDA Margin	21.5%	31.5%	28.2%	19.9%	25.7%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2025	2025	2025	2025	2025

Occupancy	63%	78%	80%	69%	73%
ADR	$299	$309	$296	$286	$297
RevPAR	$188	$242	$237	$197	$216

Hotel Revenues	$290.2	$371.2	$367.6	$321.0	$1,349.9
Hotel EBITDA	$53.6	$109.6	$98.6	$64.6	$326.3
Hotel EBITDA Margin	18.5%	29.5%	26.8%	20.1%	24.2%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of December 31, 2025, as if they were owned as of January 1, 2019, except for LaPlaya Beach Resort & Club which is excluded from all time periods due to its closure following Hurricane Ian. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

                                                Page 17

Pebblebrook Hotel Trust
2025 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

LaPlaya Beach Resort & Club	X	X	X
Newport Harbor Island Resort			X	X
Montrose at Beverly Hills	X	X	X
The Westin Michigan Avenue Chicago	X	X	X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company's 2025 results for Same-Property RevPAR, RevPAR Growth, Total Revenue Growth, Total Expense Growth, Hotel EBITDA, and Hotel EBITDA Growth include all of the hotels the Company owned as of December 31, 2025, except for the following:
  • Newport Harbor Island Resort is excluded from Q1 and Q2.
  • LaPlaya Beach Resort & Club is excluded from Q4.
  • Montrose at Beverly Hills is included in Q1, Q2, and Q3, only, due to its subsequent sale.
  • Westin Michigan Avenue Chicago is included in Q1, Q2, and Q3, only, due to its subsequent sale.

Operating statistics and financial results may include periods prior to the Company's ownership of the hotels.

2026 Same-Property Inclusion

Notes:
The Company’s estimates and assumptions for 2026 Same-Property RevPAR, RevPAR Growth, Total Revenue Growth, Total Expense Growth, Hotel EBITDA, and Hotel EBITDA Growth include all of the hotels the Company owned as of December 31, 2025, with no exclusions.

Operating statistics and financial results may include periods prior to the Company's ownership of the hotels.

                                                Page 18

Pebblebrook Hotel Trust
Historical Hotel EBITDA by Property
(Hotel EBITDA $ in millions, Hotel EBITDA per key $ in thousands)
(Unaudited)

																	2025 Hotel EBITDA per Key
	Hotel EBITDA
Market / Hotel	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025

Unique Lifestyle Resorts
LaPlaya Beach Resort & Club	$5.7	$7.6	$8.7	$10.7	$12.4	$15.7	$16.2	$11.8	$16.5	$17.7	$14.0	$27.4	$24.8	($0.6)	$19.0	$24.5	$126.9
L'Auberge Del Mar	4.6	5.4	5.6	7.7	8.1	9.9	9.3	9.4	9.5	7.3	2.7	8.5	9.0	8.7	9.6	9.2	76.0
Southernmost Beach Resort	9.0	10.4	10.8	14.1	17.6	19.9	21.1	17.9	19.3	21.4	13.1	24.4	24.2	21.3	20.3	22.4	75.7
Inn on Fifth	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5.1	4.2	9.7	11.9	10.8	9.8	8.8	73.9
The Marker Key West Harbor Resort	N/A	N/A	N/A	N/A	N/A	4.8	5.8	4.6	5.6	6.0	3.1	7.9	7.9	7.0	6.4	7.0	72.9
Newport Harbor Island Resort	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	7.4	4.2	13.9	13.1	9.3	10.3	17.7	68.6
Margaritaville Hollywood Beach Resort	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	17.8	0.4	22.1	24.5	21.2	19.1	19.9	53.9
Estancia La Jolla Hotel & Spa	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8.1	(0.3)	4.6	10.6	7.5	8.8	11.0	52.4
Skamania Lodge	4.4	4.8	5.2	6.0	6.8	7.7	8.1	9.0	9.5	10.3	1.2	7.7	12.3	12.6	13.1	12.3	45.4
Paradise Point Resort & Spa	8.3	11.8	13.7	14.8	16.1	16.7	14.7	16.8	17.5	15.3	4.6	14.1	20.5	21.1	24.4	17.4	37.7
Chaminade Resort & Spa	3.3	3.6	3.7	4.3	4.7	5.0	4.8	5.2	5.4	4.4	(1.1)	3.3	7.3	5.1	4.8	5.3	34.0
Jekyll Island Club Resort	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5.0	2.7	8.7	7.4	5.3	4.8	6.0	30.0
San Diego Mission Bay Resort	4.4	4.7	5.2	5.5	7.0	7.9	8.3	8.8	8.1	5.5	(4.2)	6.9	9.5	10.8	7.8	5.8	16.2

Unique Lifestyle Resorts Total	$39.7	$48.3	$52.9	$63.1	$72.7	$87.6	$88.3	$83.5	$91.4	$131.1	$44.6	$159.2	$183.0	$140.1	$158.1	$167.3	$53.8

Boston Urban
The Liberty, a Luxury Collection Hotel, Boston	$6.1	$9.6	$13.3	$15.8	$17.2	$18.2	$18.5	$19.0	$21.4	$21.2	$0.3	$10.5	$21.1	$18.5	$20.0	$16.7	$56.0
The Westin Copley Place, Boston	21.3	23.5	24.4	25.8	28.7	32.7	33.3	31.5	28.5	32.9	(4.4)	3.0	30.7	33.7	35.1	34.0	42.3
Revere Hotel Boston Common	3.3	6.1	5.7	9.2	11.7	13.3	12.2	12.6	12.4	11.8	(6.1)	2.8	15.7	13.9	15.9	13.0	36.5
W Boston	3.8	4.4	5.8	6.2	8.1	9.6	9.3	9.2	7.9	8.1	(2.6)	2.4	7.2	7.9	6.5	6.7	28.2
Hyatt Regency Boston Harbor	6.2	6.7	7.3	7.7	9.3	11.1	10.8	10.8	10.7	10.1	(2.2)	1.6	5.6	6.1	8.0	5.7	21.1

Boston Total	$40.7	$50.3	$56.5	$64.7	$75.0	$84.9	$84.1	$83.1	$80.9	$84.2	($15.0)	$20.3	$80.3	$80.1	$85.5	$76.1	$38.7

                                                                Page 19

Pebblebrook Hotel Trust
Historical Hotel EBITDA by Property - Continued
(Hotel EBITDA $ in millions, Hotel EBITDA per key $ in thousands)
(Unaudited)

																	2025 Hotel EBITDA per Key
	Hotel EBITDA
Market / Hotel	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025

San Diego Urban
Hilton San Diego Gaslamp Quarter	$7.6	$8.5	$8.8	$8.9	$9.5	$10.5	$10.9	$11.1	$11.6	$10.5	($0.4)	$0.6	$7.1	$7.6	$11.7	$9.7	$33.9
The Westin San Diego Gaslamp Quarter	8.4	8.2	9.7	11.2	12.7	14.6	16.9	16.0	14.4	14.2	(1.3)	2.2	12.7	14.2	14.4	13.6	30.2
Embassy Suites San Diego Bay - Downtown	7.6	8.2	8.8	8.9	9.5	11.3	11.3	11.1	11.7	10.4	(0.2)	4.5	9.1	9.7	11.2	9.0	26.4
Margaritaville Hotel San Diego Gaslamp Quarter	5.2	6.3	6.5	6.3	6.5	7.4	7.7	7.3	7.3	7.0	(0.4)	2.1	6.2	0.8	7.7	5.1	21.7

San Diego Total	$28.8	$31.2	$33.8	$35.3	$38.2	$43.8	$46.8	$45.5	$45.0	$42.0	($2.3)	$9.4	$35.1	$32.3	$45.0	$37.4	$28.5

Chicago Urban
Hotel Chicago Downtown, Autograph Collection	$5.5	$5.3	$7.3	$8.4	$8.5	$10.4	$12.4	$12.3	$9.0	$9.2	($2.4)	$0.6	$6.9	$7.4	$7.0	$8.2	$23.2

Chicago Total	$5.5	$5.3	$7.3	$8.4	$8.5	$10.4	$12.4	$12.3	$9.0	$9.2	($2.4)	$0.6	$6.9	$7.4	$7.0	$8.2	$23.2

Washington DC Urban
Hotel Monaco Washington DC	$5.5	$6.9	$7.6	$7.9	$7.9	$8.1	$8.1	$9.9	$8.6	$7.9	($1.4)	($0.5)	$4.7	$6.5	$6.8	$5.3	$28.8
George Hotel	4.2	4.6	4.1	4.1	4.3	5.2	5.7	6.3	5.7	5.3	(0.5)	0.0	3.7	3.9	3.9	3.5	25.2
Hotel Zena Washington DC	4.0	4.6	3.8	4.3	5.2	5.8	6.1	6.4	5.1	3.8	(2.3)	(2.7)	0.6	1.3	3.1	2.0	10.5
Viceroy Washington DC	3.3	3.6	3.4	3.2	3.2	3.0	3.6	5.8	5.5	4.9	(2.3)	(1.3)	1.1	0.9	2.7	1.6	9.0

Washington DC Total	$17.0	$19.7	$18.9	$19.5	$20.6	$22.1	$23.5	$28.4	$24.9	$22.0	($6.5)	($4.5)	$10.1	$12.6	$16.5	$12.4	$17.9

                                                                Page 20

Pebblebrook Hotel Trust
Historical Hotel EBITDA by Property - Continued
(Hotel EBITDA $ in millions, Hotel EBITDA per key $ in thousands)
(Unaudited)

																	2025 Hotel EBITDA per Key
	Hotel EBITDA
Market / Hotel	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025

San Francisco Urban
1 Hotel San Francisco	$4.0	$6.0	$7.4	$7.3	$8.6	$11.0	$10.3	$9.8	$8.0	$7.5	($4.0)	($4.9)	($2.9)	$4.7	$3.0	$6.5	$32.5
Harbor Court Hotel San Francisco	2.7	4.0	3.7	4.9	5.8	6.1	5.6	3.9	4.3	5.6	(0.3)	(1.0)	2.0	2.9	2.7	3.9	29.8
Argonaut Hotel	5.2	6.5	8.5	10.2	11.8	13.0	13.0	11.7	12.9	14.6	(1.5)	1.5	7.1	7.5	6.0	7.5	29.8
Hotel Zetta San Francisco	N/A	N/A	N/A	2.8	5.4	6.2	5.6	5.5	6.0	6.0	(0.3)	(1.4)	1.4	1.3	0.7	1.4	12.1
Hotel Zephyr Fisherman's Wharf	7.3	8.7	11.2	12.1	12.1	12.6	16.2	13.1	13.7	16.8	(1.1)	0.5	4.9	5.8	4.6	4.3	11.9
Hotel Zelos San Francisco	1.3	3.0	3.8	4.6	6.2	7.3	5.9	7.2	6.9	8.4	(2.5)	(4.6)	(0.1)	1.6	(0.4)	2.0	9.9
Hotel Zeppelin San Francisco	N/A	2.3	2.7	3.4	4.0	4.0	3.3	6.3	7.5	7.7	(1.2)	(1.6)	(1.2)	0.0	(0.7)	(0.3)	(1.5)

San Francisco Total	$20.5	$30.5	$37.3	$45.3	$53.9	$60.2	$59.9	$57.5	$59.3	$66.5	($10.9)	($11.5)	$11.2	$23.8	$15.9	$25.2	$17.3

Los Angeles Urban
Le Parc at Melrose	$4.2	$4.5	$4.7	$5.3	$5.6	$6.1	$7.0	$6.1	$6.1	$5.8	($0.1)	$2.8	$5.5	$4.4	$4.3	$4.1	$26.6
Chamberlain West Hollywood Hotel	1.0	3.4	3.8	4.1	4.8	4.8	5.2	4.4	3.1	3.7	(0.2)	1.2	3.5	2.9	3.1	2.6	22.6
Hotel Palomar Los Angeles Beverly Hills	2.3	2.9	3.9	3.8	4.5	4.2	6.2	4.0	7.4	5.7	(4.2)	(1.2)	3.6	4.0	4.2	4.0	15.2
Hotel Ziggy	1.9	2.2	2.2	2.0	1.5	0.9	2.8	2.8	2.8	2.8	0.0	1.1	1.1	1.7	1.8	1.4	13.0
W Los Angeles - West Beverly Hills	5.6	6.9	8.0	8.7	8.9	9.5	12.3	11.5	10.2	8.4	(2.0)	0.7	6.8	7.8	8.3	3.8	12.8
Mondrian Los Angeles	7.9	8.9	7.4	8.2	11.0	12.2	12.6	11.8	8.6	7.6	(2.0)	2.1	5.0	4.3	3.1	2.9	12.3
Viceroy Santa Monica Hotel	3.0	5.8	6.9	7.6	8.2	8.4	7.8	7.0	6.6	6.2	(2.9)	1.8	5.4	4.4	3.1	1.4	8.3
Hyatt Centric Delfina Santa Monica	5.3	6.8	6.9	8.0	9.9	11.7	13.8	13.4	12.7	11.2	(0.8)	2.2	7.0	7.7	1.9	(1.4)	(4.4)

Los Angeles Total	$31.2	$41.4	$43.8	$47.7	$54.4	$57.8	$67.7	$61.0	$57.5	$51.5	($12.2)	$10.7	$37.9	$37.2	$29.8	$18.7	$11.3

                                                                Page 21

Pebblebrook Hotel Trust
Historical Hotel EBITDA by Property - Continued
(Hotel EBITDA $ in millions, Hotel EBITDA per key $ in thousands)
(Unaudited)

																	2025 Hotel EBITDA per Key
	Hotel EBITDA
Market / Hotel	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025

Portland Urban
The Nines, a Luxury Collection Hotel, Portland	$6.2	$8.0	$8.9	$10.8	$12.8	$15.2	$15.6	$15.8	$15.6	$13.0	($0.6)	$3.8	$8.0	$5.3	$5.2	$6.0	$18.1
The Hotel Zags	2.7	3.3	3.9	4.5	5.6	6.5	6.7	5.4	3.8	3.3	(1.0)	(0.6)	0.4	(0.2)	(0.4)	(0.4)	(2.3)

Portland Total	$8.9	$11.3	$12.8	$15.3	$18.4	$21.7	$22.3	$21.2	$19.4	$16.3	($1.6)	$3.2	$8.4	$5.1	$4.8	$5.6	$11.0

Urban Total	$152.6	$189.7	$210.4	$236.2	$269.0	$300.9	$316.7	$309.0	$296.0	$291.8	($50.9)	$28.2	$189.9	$198.5	$204.5	$183.6	$23.1

Total Hotel EBITDA	$192.3	$238.0	$263.3	$299.3	$341.7	$388.5	$405.0	$392.5	$387.4	$422.9	($6.3)	$187.4	$372.9	$338.6	$362.6	$350.8	$31.7

Notes:
These historical Hotel EBITDA results include available information for all of the hotels the Company owned or had an ownership interest in as of December 31, 2025. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

The parking garage at Revere Hotel Boston Common was sold on June 23, 2017. The historical results for Revere Hotel Boston Common have been adjusted to reflect the estimated impact of excluding the parking-related income.

The retail space and two parking facilities at Hotel Chicago Downtown, Autograph Collection were sold on December 21, 2023. Historical results beginning from the year 2018, onward, for Hotel Chicago Downtown, Autograph Collection have been adjusted to reflect the estimated impact of excluding the retail and parking-related income.

Border indicates Hotel EBITDA for the year in which the hotel was acquired by the Company. The information above has not been audited and is presented only for comparison purposes. Any differences are a result of rounding.

                                                                Page 22